UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ] Soliciting Material Pursuant to Section 240.14a-12

ANADIGICS, INC.
(Name of Registrant as Specified In Its Charter)

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ANADIGICS

141 Mt. Bethel Road

Warren, NJ 07059

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2005

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS"), will be held on Thursday, May 19, 2005 at 10:00 o'clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07059, for the purpose of considering and acting upon the following:

1)	The election of two Class I Directors of ANADIGICS to hold office until 2008.
2)
To approve an amendment and restatement of the Employee Stock Purchase Plan that extends the Plan through December 31, 2014 and increases the number of shares issuable thereunder by 1,000,000 to 2,693,750.

3)
To approve the adoption of the 2005 Long Term Incentive and Share Award Plan with respect to a maximum number of 2,700,000 shares which plan replaces the 1995 Long Term Incentive and Share Award Plan which terminated on February 28, 2005.

4)	The ratification of the appointment of Ernst & Young LLP as independent registered public accountants of ANADIGICS for the fiscal year ending December 31, 2005.
5)	The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 4, 2005 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of ANADIGICS.

Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date, and return promptly the enclosed Proxy in the accompanying envelope.

The Annual Report, Proxy Statement and Proxy are enclosed with this notice and were mailed from New York, NY on or about April 20, 2005.

By order of the Board of Directors
/s/ Thomas C. Shields
Secretary

IMPORTANT: Please sign, date, and return the enclosed Proxy immediately whether or not you plan to attend the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

ANADIGICS

141 Mt. Bethel Road

Warren, NJ 07059

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

This Proxy Statement, which is being mailed to stockholders on or about April 20, 2005, is furnished in connection with the solicitation by the Board of Directors of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS" or the "Company"), of proxies for use at its Annual Meeting of Stockholders to be held on Thursday, May 19, 2005, at 10:00 o'clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07059, and at any adjournment of the Annual Meeting.

Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on April 4, 2005, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the Annual Meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

At the Annual Meeting, stockholders will be asked to (i) elect two Class I Directors, (ii) approve an amendment and restatement of the Employee Stock Purchase Plan that extends the Plan through December 31, 2014 and increases the number of shares issuable thereunder by 1,000,000 to 2,693,750, (iii) adopt the 2005 Long Term Incentive and Share Award Plan which replaces the 1995 Long Term Incentive and Share Award Plan which expired on February 28, 2005, and (iv) ratify the appointment of the independent registered public accounting firm. Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted (i) FOR the election of the Director-nominees listed below, (ii) FOR an amendment and restatement of the Employee Stock Purchase Plan that extends the Plan through December 31, 2014 and increases the number of shares issuable thereunder by 1,000,000 to 2,693,750, (iii) FOR the adoption of the 2005 Long Term Incentive and Share Award Plan which replaces the 1995 Long Term Incentive and Share Award Plan which expired on February 28, 2005, and (iv) FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by the stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

A proxy may be revoked by giving the Secretary of ANADIGICS written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel a proxy at the meeting.

ANNUAL MEETING QUORUM REQUIREMENTS

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Only holders of record of Common Stock at the close of business on April 4, 2005, the record date, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

As of April 4, 2005 the Company had issued and outstanding approximately 34,072,914 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.
PRINCIPAL STOCKHOLDERS

Name and Address	Number of Shares of Common Stock	% Beneficial Ownership

Merrill Lynch & Co., Inc.	5,089,200(1)	15.5%(1)
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

Dimensional Fund Advisors Inc.	2,241,928(2)	6.8%(2)
1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

Kopp Investment Advisors, LLC	2,038,963(3)	6.2%(3)
7701 France Avenue South, Suite 500, Edina, MN 55435

(1)
As reported by Merrill Lynch & Co., Inc. and related entities on Schedule 13G filed with the Securities and Exchange Commission on January 19, 2005. In its Schedule 13G, Merrill Lynch & Co., Inc. states that it has shared voting power and shared dispositive power as to 5,089,200 shares. Merrill Lynch’s subsidiary Master Value Opportunities Trust has shared voting power and shared dispositive power as to 3,927,200 of the 5,089,200 shares.

(2)
As reported by Dimensional Fund Advisors Inc. and related entities on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. In its Schedule 13G, Dimensional Fund Advisors Inc. states that it has sole voting power as to 2,241,928 shares, shared voting power as to no shares, sole dispositive power with respect to 2,241,928 shares and shared dispositive power with respect to no shares.

(3)
As reported by Kopp Investment Advisors, LLC and related entities on Schedule 13G filed with the Securities and Exchange Commission on April 5, 2005. In its Schedule 13G, Kopp Investment Advisors, LLC states that it has sole voting power as to 1,527,088 shares, sole dispositive power as to 390,000 shares and shared dispositive power as to 1,518,963 shares. In addition, Mr. LeRoy C. Kopp, who controls Kopp Holding Company, LLC which owns 100% of Kopp Investment Advisors, LLC, has sole voting power as to 130,000 shares, shared voting power as to no shares, sole dispositive power with respect to 130,000 shares and shared dispositive power with respect to no shares.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

BOARD OF DIRECTORS

The Company's by-laws provide that the Board of Directors shall be divided into three classes designated Class I, Class II and Class III with each class consisting as nearly as possible of one-third of the total number of Directors constituting the Board of Directors; provided, however, that in no case will a decrease in the number of Directors shorten the term of any incumbent Director. The Board of Directors is presently comprised of seven members each of whom is independent within the NASDAQ listing standards except for Ronald Rosenzweig and Dr. Bami Bastani.

The term of office for each Director in Class I expires at the Annual Meeting in 2005; the term of office for each Director in Class II expires at the Annual Meeting in 2006; and the term of office for each Director in Class III expires at the Annual Meeting in 2008. At each annual meeting of stockholders, Directors will be elected for full terms of three years to succeed those Directors whose terms are expiring.

PROPOSAL I: ELECTION OF DIRECTORS

At the 2005 Annual Meeting, two Directors are to be elected to hold office until the 2008 Annual Meeting of Stockholders. The two Directors are Messrs. Rein and Strigl.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

The nominees for Director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote "FOR" each of the nominees listed below:

DIRECTORS CONTINUING IN OFFICE UNTIL 2005
(Class I Directors)
HARRY T. REIN (Age 60)

    Mr. Rein has served as a director of the Company since 1985. He is a General Partner with Foundation Medical Partners. Mr. Rein was the principal founder of Canaan Partners in 1987, a venture capital investment firm and served as its managing general partner until 2002. Prior to that, he was President and CEO of GE Venture Capital Corporation. Mr. Rein joined General Electric Company in 1979 and directed several of GE’s lighting businesses as general manager before joining the venture capital subsidiary. Mr. Rein attended Emory University and Oglethorpe College and holds an MBA from the Darden School at the University of Virginia.

DENNIS F. STRIGL (Age 58)

    Mr. Strigl has served as a Director since January 2000.  He has served as President and CEO of Verizon Wireless, one of the largest wireless communications providers in the US, since its formation in April 2000, and is an Executive Vice President of Verizon Communications.  Previously, Mr. Strigl served as President and Chief Executive Officer of Bell Atlantic Mobile, Group President and Chief Executive Officer of the Global Wireless Group of Bell Atlantic, Vice President of Operations and Chief Operating Officer of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell Telephone Company) and served on its Board of Directors.  He also served as President and CEO of Applied Data Research Inc. Mr. Strigl currently serves on the board of directors of  PNC Financial Services Group and PNC Bank.   Mr. Strigl holds an undergraduate degree in Business Administration from Canisius College and an M.B.A. from Fairleigh Dickinson University

The following Directors of the Company will continue to serve in accordance with their existing terms.

DIRECTORS CONTINUING IN OFFICE UNTIL 2006
(Class II Directors)
PAUL BACHOW (Age 53)

    Mr. Bachow has served as a Director of the Company since January 1993. He has been President of Bachow & Associates, Inc., a private investment firm, since he founded the firm in 1989. Bachow & Associates serves as the manager of Bachow Market Direction Fund, a private hedge fund. Bachow & Associates also serves as the manager of Paul S. Bachow Co-Investment Fund, L.P. and Bachow Investment Partners III, L.P., private equity investment funds. Mr. Bachow has a B.A. from American University, a J.D. from Rutgers University, and a Masters Degree in tax law from New York University, and is a C.P.A.

BAMI BASTANI (Age 51)

    Dr. Bastani has served as a Director, President and Chief Executive Officer of the Company since October 1998. Prior to joining ANADIGICS, Dr. Bastani served as Executive Vice President, System LSI Group for Fujitsu Microelectronics, Inc., from 1996 to 1998. Dr. Bastani held various positions at National Semiconductor including Vice President and General Manager - Embedded Technology Division, Vice President and General Manager - Memory Products Division, and Vice President - Technology Development from 1985 to 1996. Dr. Bastani served on the board of directors of Globespan Virata in 2003, and is a national member of the AEA Board of Directors. Dr. Bastani received a B.S.E.E. from the University of Arkansas and a M.S. and Ph.D. in Electrical Engineering from the Ohio State University.

DIRECTORS CONTINUING IN OFFICE UNTIL 2007
(Class III Directors)

RONALD ROSENZWEIG (Age 67)

    Mr. Rosenzweig, a co-founder of ANADIGICS in 1985, has served as a Director of the Company since its inception and as Chairman of the Board of Directors since 1998. From the Company's inception in 1985 until 1998, Mr. Rosenzweig served as President and Chief Executive Officer of the Company. He was a co-founder of Microwave Semiconductor Corp. and served as the company’s President and Chief Executive Officer and director from 1968 to 1983. Mr. Rosenzweig received his Bachelor Degree in Chemical Engineering from City College of New York.

LEWIS SOLOMON (Age 71)

    Mr. Solomon has served as a Director of the Company since September 1994 and, previously, from 1985 to 1989. Mr. Solomon has been Chairman of G&L Investments, a consulting firm specializing in technology, since 1990 in addition to serving as a director on the boards of Harmonic Inc., Artesyn Technologies Inc., Terayon Communications Inc. and several private companies. Prior to joining G&L Investments, Mr. Solomon was an Executive Vice President with Alan Patricof Associates from 1983 to 1986, and a Senior Vice President of General Instrument from 1967 to 1983. Mr. Solomon received a Bachelor Degree in Physics from St. Joseph's College and a Masters Degree in Industrial Engineering from Temple University.

GARRY McGUIRE (Age 58)

    Mr. McGuire was elected as a Director by the Board of Directors in March 2005.   He has served as the Chief Financial Officer for AVAYA, a global leader in communication systems and applications since its formation in October 2000 and since 2003 has been Chief Financial Officer & Senior Vice President Corporate Development. Previously, Mr. McGuire served as President and Chief Executive Officer of Williams Communications Solutions LLC.  Prior to that, he served in a number of senior positions at Nortel Networks.   Mr. McGuire has a Bachelor of Science degree from the University of Dayton School of Business.

BOARD MEETINGS AND ATTENDANCE

During fiscal 2004, the Board of Directors met seven times. The non-employee Directors meet on a regular basis in executive sessions without management present. The Chairperson of the Governance and Nominating Committee presides at the executive sessions. Each of the Directors attended at least 75% of the aggregate of all meetings held by the Board and the committees on which he served. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are invited and encouraged to attend the Annual Meeting of Stockholders. Last year, three Directors attended the 2004 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

The standing committees of the ANADIGICS, Inc. Board of Directors are as follows:

The Governance and Nominating Committee is appointed by the Board of Directors to (i) assist the Board of Directors in identifying individuals qualified to become Directors and to recommend to the Board of Directors the director nominees; (ii) recommend members of the Board of Directors to serve on the committees of the Board of Directors; (iii) recommend to the Board of Directors individuals qualified to be elected as officers of the Company; (iv) recommend to the Board of Directors the corporate governance and business ethics policies, principles, guidelines, and codes of conduct applicable to the Company, and: (v) lead the Board of Directors in its annual review of the Board’s performance. During fiscal 2004, the Governance and Nominating Committee was comprised of three directors, Messrs. Strigl (Chair), Solomon and McGuire, each of whom is independent within the meaning of the NASDAQ listing standards, and operates under a written charter posted on the Company’s website at www.anadigics.com. The Governance and Nominating Committee met twice during the 2004 fiscal year.

The Audit Committee is a separately-designated standing committee of the Board of Directors established in accordance with applicable securities laws. The Audit Committee operates under a written charter adopted by the Board of Directors (a copy of which is amended hereto as Appendix A) and is responsible for (i) determining the adequacy of the Company's internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public accountants, and (iii) recommending the selection of independent public accountants. Messrs. Bachow (Chair), Rein and McGuire were members of the Audit Committee during fiscal 2004 and are independent within the meaning of the NASDAQ listing standards. The Company’s Board of Directors has determined that one member of the Audit Committee, Mr. Bachow, is an audit committee financial expert as described in Item 401(h) of Regulation S-K. The Audit Committee met five times during the 2004 fiscal year.

The Compensation & HR Committee determines matters pertaining to the compensation of certain Executive Officers of the Company and administers the Company's stock option, incentive compensation, and employee stock purchase plans. Messrs. Solomon (Chair), Strigl and McGuire, who are independent within the meaning of the NASDAQ listing standards, were members of the Compensation & HR Committee during fiscal 2004 and met four times during the 2004 fiscal year.

The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. Messrs. Rein and Bachow were members of the Executive Committee during fiscal 2004. The Executive Committee met three times during the 2004 fiscal year.

The Strategic Planning Committee was formed as an ad hoc committee of the Board in January 2005 to assist the Board in reviewing the Company’s long term strategic plan and objectives, propose acquisition or joint venture candidates and possible divestitures, with a view toward enhancing stockholder values. The committee members are Messrs. Solomon (Chair), Bachow, McGuire, Rein and Strigl.

Compensation Committee Interlocks and Insider Participation

Messrs. Solomon, Strigl and McGuire were members of the Compensation & HR Committee during fiscal 2004. None of the current members of the Compensation & HR Committee has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company’s current Board of Directors or Compensation & HR Committee and the board of directors or compensation committee of any other company.

DIRECTOR NOMINATIONS

In its assessment of each potential nominee, the Governance and Nominating Committee will review the nominee's integrity, independence, intelligence and understanding of the Company's or other related industries and such other factors as the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board of Directors. The Governance and Nominating Committee will also take into account the ability of a potential nominee to devote sufficient time to the affairs of the Company.

When seeking to identify nominees for membership on the Board of Directors, the Governance and Nominating Committee may solicit suggestions from incumbent Directors, management, stockholders or others. While the Governance and Nominating Committee has the authority to retain any search firm for this purpose, no such firm was utilized in fiscal 2004. After conducting an initial evaluation of a potential nominee, the Governance and Nominating Committee will interview that nominee if it believes such nominee may be a suitable Director. The Committee may also ask the potential nominee to meet with management. If the Governance and Nominating Committee believes a potential nominee would be a valuable addition to the Board of Directors, it will recommend that nominee's election to the full Board of Directors.

Pursuant to its charter, the Governance and Nominating Committee will consider nominees for membership on the Board of Directors recommended by stockholders of the Company and submitted in accordance with the Company's by-laws to the attention of the Secretary of the Company at 141 Mt. Bethel Road, Warren, NJ 07059. The Company did not receive any nominations for membership on its Board of Directors from stockholders in connection with the 2005 Annual Meeting of Stockholders.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted procedures that provide that security holders of the Company and other interested parties may communicate with one or more of the Company's Directors by mail in care of Thomas Shields, Secretary, 141 Mt. Bethel Road, Warren, New Jersey 07059. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications will be forwarded to the appropriate Director or Directors for review.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

    The Audit Committee's policy provides that the Company's independent registered public accountants may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent accountants. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services. The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.

    Services proposed to be provided by the independent accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.

    All requests or applications for the independent accountants to provide services to the Company must be submitted to the Audit Committee or its designated subcommittee by the independent accountants and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any representative of the Company or the independent accountants becomes aware that any services are being, or have been, provided by the independent accountants to the Company without the requisite pre-approval, such individual must immediately notify the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate senior management so that prompt action may be taken to the extent deemed necessary or advisable.

    The Audit Committee may form and delegate to a subcommittee, composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the audit firm to management.

AUDIT COMMITTEE REPORT

The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibilities to oversee the Company’s financial reporting process and monitors the integrity of the Company’s financial statements and the independence and performance of the Company’s auditors. In this context, we have reviewed and discussed the Company’s financial statements with Company management and the independent auditors, Ernst & Young LLP, including matters raised by the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has reviewed and discussed such other matters as we deemed appropriate.

The Company’s independent auditors provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and we discussed Ernst & Young LLP’s independence with them.

We have considered whether the provision of services by Ernst & Young LLP not related to the audit of the Company's financial statements and to the review of the Company's interim financial statements is compatible with maintaining the independent accountant's independence and have determined that such services have not adversely affected Ernst & Young LLP's independence.

Based on the foregoing review and discussions, and relying on the representation of Company management and the independent auditor’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Paul Bachow
Garry McGuire
Harry Rein

EXECUTIVE OFFICERS OF THE COMPANY

    The current Executive Officers of the Company are as follows:

Name	Age	Position
Bami Bastani	51	President, Chief Executive Officer and Director
Ronald Rosenzweig	67	Chairman of the Board of Directors and Director
Charles Huang	57	Executive Vice President and Chief Technical Officer
Thomas C. Shields	46	Senior Vice President and Chief Financial Officer

    Set forth below is certain information with respect to the Company's Executive Officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between Executive Officers or Directors of the Company. Information with respect to Dr. Bastani and Mr. Rosenzweig is listed in each such Director’s respective profile above.

    Dr. Huang, a co-founder of the Company in 1985, has served as Executive Vice President of the Company since its inception. In addition, he served as a Director until April of 1999. He was director of GaAs research and development and wafer fabrication services at Avantek from 1980 to 1984. Dr. Huang received his Ph.D.E.E. at the University of California, Berkeley.

    Mr. Shields has served as Senior Vice President and Chief Financial Officer of the Company since July 1999. Prior to joining the Company, Mr. Shields served as Vice President and Controller of Fisher Scientific Company from 1997 to 1999. From 1994 to 1997, Mr. Shields served as Vice President and Controller for Harman Consumer Group. From 1986 to 1994, Mr. Shields served in various positions with Baker & Taylor, Inc. Mr. Shields received his B.S. and M.B.A. degrees from Fairleigh Dickinson University.

STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

    The following table sets forth as of March 1, 2005 certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and each of the other Executive Officers, and all Directors and Executive Officers as a group. Unless specifically stated in the footnotes below, each Executive Officer and Director listed below has sole voting and investment power as to the shares of common stock listed beside his name.

	Common Stock	% Beneficial
Name	Beneficially Owned	Ownership
Paul Bachow	278,794 (1)	*
Bami Bastani	1,117,562 (4)	3.28%
Charles Huang	889,215 (7)	2.61%
Garry McGuire	30,000	*
Harry Rein	189,750 (2)	*
Ronald Rosenzweig	445,763 (5)	1.31%
Thomas C. Shields	230,751 (8)	*
Lewis Solomon	147,000 (3)	*
Dennis Strigl	127,500 (6)	*

All Directors and Executive Officers as a group	3,456,335	10.14%

    (1) Includes 154,750 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(2) Includes 154,750 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(3) Includes 112,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(4) Includes 891,668 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days. Also includes restricted share awards of 33,000 shares issued on July 23, 2004 and 112,500 shares issued on January 21, 2005, vesting on July 23, 2005 and January 21, 2006 respectively.

(5) Includes 255,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days. Also includes restricted share award of 11,250 shares issued January 25, 2005 vesting January 25, 2006.

(6) Includes 92,500 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(7) Includes 513,500 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days. Also includes restricted share awards of 17,000 shares issued on July 23, 2004 and 30,750 shares issued on January 21, 2005, vesting on July 23, 2005 and January 21, 2006 respectively.

(8)Includes 151,251 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days. Also includes restricted share awards of 17,000 shares issued on July 23, 2004 and 47,500 shares issued on January 21, 2005, vesting July 23, 2005 and January 21, 2006 respectively.

* Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2004, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers and directors were complied with.

COMPENSATION AND OTHER TRANSACTIONS WITH
DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS
COMPENSATION

Shown below is information concerning the annual compensation for services in all capacities to the Company for the last three fiscal years of those persons who at December 31, 2004, were the Company’s Executive Officers:

Summary Compensation Table
Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation (2)	Restricted ShareAwards (3)	Securities Underlying Options

Bami Bastani	2004	$445,536	$116,000	-	$486,705	266,668 (4)
Chief Executive Officer	2003	$445,536	$287,418	-	-	150,000
	2002	$445,536	$273,930	-	-	-

Ronald Rosenzweig	2004	$87,500	$37,500	-	$34,200	15,000
Chairman of the Board	2003	$75,000	$20,700	$13,433	-	45,000
	2002	$82,861	$14,738	-	-	15,000

Charles Huang	2004	$230,000	$61,000	-	$165,033	57,500 (4)
Executive Vice President	2003	$165,000	$120,000	-	-	45,000
	2002	$230,000	$126,299	-	-	-

Thomas C. Shields	2004	$225,000	$59,000	-	$217,795	121,251 (4)
Senior Vice President & Chief Financial Officer	2003	$225,000	$170,000	-	-	45,000
	2002	$225,000	$163,421	-	-	-

(1)
Represents bonuses earned as follows: 2004's bonus earned was paid August 2004. 2003's bonus earned was paid August 2003 and February 2004. 2002's bonus earned was paid during August 2002 and February 2003.

(2)
While the named Executive Officers received some perquisites from the Company, the dollar value of such perquisites did not meet or exceed in any of the reported years (except with respect to Mr. Rosenzweig in 2003) the reporting threshold of $50,000 or ten percent of total annual salary and bonus of such Executive Officers set forth in the applicable rules of the Securities and Exchange Commission.

(3)
Restricted share awards were granted on July 23, 2004 (vesting on July 23, 2005), on January 21, 2005 (vesting on January 21, 2006) and on January 25, 2005 (vesting on January 26, 2006). The dollar amounts shown equal the number of shares of restricted stock granted multiplied by the stock price on the grant date. On December 31, 2004, Messrs. Bastani, Huang and Shields held 33,000, 17,000, and 17,000, shares, respectively, of restricted shares of common stock, having a market value, based on the closing price of the Company’s common stock on such date of $123,750, $63,750 and $63,750 respectively. Dividends, if any, are paid on restricted shares of common stock at the same rate as paid on unrestricted common stock.

(4)
Includes options granted on February 4, 2004 to Messrs. Bastani (116,668 shares), Huang (12,500 shares) and Shields (71,251 shares) pursuant to the Company’s July 2003 voluntary stock option exchange program described below under “Report on Repricing of Options”.

STOCK OPTIONS AND CERTAIN OTHER COMPENSATION

The following table presents information regarding the stock options granted to the Executive Officers in fiscal 2004:

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal (1)	Exercise Price per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted (1)	Year	Share (2)	Date	5%	10%

Bami Bastani	266,668	13.7%	$7.27	02/06/14	$1,219,223	$3,089,750

Ronald Rosenzweig	15,000	0.8%	$6.21	01/02/14	$58,581	$148,457

Charles Huang	57,500	3.0%	$7.27	02/06/14	$262,893	$666,224

Thomas C. Shields	121,251	6.2%	$7.27	02/06/14	$554,367	$1,404,875

1.
All options described above were granted pursuant to the Company’s 1995 Long-Term Incentive and Share Award Plan (the “1995 Plan”) and include options granted to Messrs. Bastani (116,668 shares), Huang (12,500 shares), and Shields (71,251 shares) pursuant to the Company’s July 2003 voluntary stock option exchange program as described below under “Report on Repricing of Options”.

2.	The exercise price of the stock options was based on the fair market value of the stock on the date of grant.

3.
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future common stock prices. These amounts represent assumed rates of appreciation in the value of the Company’s common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Stock Price at December 31, 2004 - $3.75

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-money
	On	Value	Options at Fiscal Year End		Options at Fiscal Year End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Bami Bastani	-	-	879,168	62,500	$79,625	$56,875

Ronald Rosenzweig	-	-	255,000	20,000	$22,250	$17,200

Charles Huang	31,861	$215,794	509,750	18,750	$23,888	$17,063

Thomas C. Shields	-	-	147,501	18,750	$23,888	$17,063

Equity Compensation Plan Disclosure
As of December 31, 2004	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation Plans approved by security holders (1)	2,668,169	$8.18	1,119,486
Equity Compensation Plans not Approved by Security Holders (2)	4,123,537	$7.02	1,160,063
Total	6,791,706	$7.48	2,279,549

(1)
This plan is the Company’s 1995 Long-Term Incentive and Share Award Plan for Officers and Directors, which terminated on February 28, 2005. The weighted average life of outstanding options is 5.59 years.

(2)
This plan is the Company’s 1997 Long Term Incentive and Share Award Plan for Employees. For a description of the material provisions of this plan, please refer to our Form 10-K for the fiscal year ended December 31, 2004. The weighted average life of options outstanding is 7.45 years.

REPORT ON REPRICING OF OPTIONS

In July 2003, based on the recommendation of the Compensation & HR Committee, the Board approved a voluntary stock option exchange program, whereby eligible officers and employees could exchange their outstanding options having exercise prices greater than $10.00 for new options under the 1995 and 1997 Long-Term Incentive and Share Award Plans for 33 1/3% of the number of shares subject to the exchanged options. This voluntary stock option exchange program was implemented to address the substantial loss in value of the outstanding stock options held by the Company’s employees and the increasing inability of those options to serve as a meaningful performance incentive for the Company’s employees.

From the commencement of the exchange offer on July 3, 2003 to its expiration on August 4, 2003, the Company accepted for exchange and cancellation options to purchase an aggregate of 1,673,931 shares of common stock having a weighted average exercise price of $19.49. On February 6, 2004, the Company issued options to purchase 551,564 shares of the Company’s common stock with an exercise price of $7.27 per share, which equaled the closing market value of the Company’s common stock price on the grant date.

Ten-Year Option Repricings

	Date of New Option Grant	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing and New Exercise Price	Exercise Price at Time of Repricing	Length of Original Option Term Remaining at Date of Repricing
Bami Bastani President & CEO	2/6/04	50,000	$7.27	$34.33	5 years, 10 months
	2/6/04	33,334	$7.27	$15.93	6 years, 11 months
	2/6/04	33,334	$7.27	$15.53	7 years, 11 months

Tom Shields Sr. Vice President & CFO	2/6/04	16,667	$7.27	$11.82	8 years, 5 months
	2/6/04	11,667	$7.27	$13.59	7 years, 9 months
	2/6/04	11,667	$7.27	$15.56	6 years, 11 months
	2/6/04	25,000	$7.27	$21.75	5 years, 6 months
	2/6/04	6,250	$7.27	$34.33	5 years, 10 months

Charles Huang Executive Vice President & CTO	2/6/04	12,500	$7.27	$34.33	5 years, 10 months

SUBMITTED BY THE COMPENSATION & HR COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

        Garry McGuire
        Lewis Solomon
        Dennis Strigl

COMPENSATION OF DIRECTORS

Non-management Directors had previously received options under the 1995 Plan which terminated on February 28, 2005. Contingent upon stockholder adoption of the 2005 Plan, which is intended to replace the 1995 Plan, a grant of options under the 1995 Plan to purchase 15,000 shares of Common Stock, at an exercise price per share equal to the fair market value on the date of grant, will automatically be granted on the date a non-management Director is first elected to the Board. Each option so granted will become exercisable in three equal installments commencing one year from the date of grant and annually thereafter, and will expire ten years from the date of grant. Non-management Directors also receive an annual grant of options to purchase 15,000 shares of Common Stock at the fair market value on the date of grant and vesting at the end of one year. In addition, each non-management Director receives up to $20,000 per year for Board services, $1,000 for each Committee meeting attended (with a cap of $2,500 per day), and reimbursement for ordinary expenses incurred in connection with attendance at such meetings. Each committee chairperson also receives a $500 fee per meeting with the exception of the chairperson of the ad hoc Strategic Planning Committee who receives $25,000 per year.

EXECUTIVE EMPLOYMENT AGREEMENTS

Chief Executive Officer. In September 1998, Dr. Bami Bastani, President, Chief Executive Officer and member of the Board of Directors, entered into an employment agreement with the Company pursuant to which he was to receive an annual base salary, bonus, stock options, relocation expenses, and executive benefits. Dr. Bastani's base salary in 2004 was $445,536. For 2004, Dr. Bastani received a bonus equal to 26% of his base salary plus a restricted stock grant of 33,000 shares based upon the Compensation & HR Committee’s determination of the Company’s success in meeting certain of the operational, strategic, and financial goals approved by the Board of Directors during January 2004. Also, under the terms of his employment agreement with the Company, Dr. Bastani was granted non-qualified options to purchase 675,000 shares of the Company's Common Stock in 1998 at the fair market value on the date of grant, all of which vested over the three year period following the date of grant.

If the Company terminates Dr. Bastani without cause or Dr. Bastani terminates his employment for good reason or for any reason following a change in control, he shall be entitled to (A) an amount equal to 200% of his then annual base salary, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all stock options. In exchange for these benefits, Dr. Bastani agreed (x) not to solicit employees to leave the Company for twenty-four months after termination of his employment and (y) not to solicit customers or interfere with Company suppliers for twelve months following termination of his employment.

Chairman of the Board. In June 1999, Ronald Rosenzweig, Chairman of the Board of Directors, entered into an employment agreement with the Company through July 2, 2002 pursuant to which he was to receive an annual base salary, bonus, stock options, and executive benefits. In August 2004, that contract was extended through July 2, 2005. As part of his employment agreement, Mr. Rosenzweig's annualized base salary from January 1, 2002 through July 2, 2002 was $100,000 and he received a bonus equal to $14,738. For the period from July 3, 2002 through July 2, 2003 his annualized base salary was $75,000 and he received a bonus equal to $20,700. For the period from July 3, 2003 through July 2, 2004 his annualized base salary is $75,000 and he received a bonus equal to $37,500. For the period from July 3, 2004 through July 2, 2005 his annualized base salary is $100,000 and he will be entitled to a bonus of up to $50,000.

If the Company terminates Mr. Rosenzweig without cause, he shall be entitled to (A) an amount equal to the sum of his then annual base salary plus his bonus, if any, earned during the immediately preceding calendar year, (B) health benefits for a maximum of twenty-four months, and (C) immediate vesting of all non-qualified stock options.

Other Executive Officers. During 2000 the Company entered into employment agreements with Charles Huang, Executive Vice President, and Thomas Shields, Senior Vice President & Chief Financial Officer. The terms of each agreement provide that if the employee is terminated by the Company following a change in control or if the employee terminates employment with the Company as a result of a reduction in responsibilities and duties or a reduction in compensation following a change in control, the employee shall be entitled to receive (A) up to 12 months of base salary and bonus, (B) payment of the annual bonus (at 100% of target) prorated for the number of months worked, (C) health benefits for a maximum of 12 months, and (D) immediate vesting of all stock options, and (E) executive outplacement services for six months.

In exchange for these benefits, the employees agreed (X) after termination of employment, not to hire or solicit for hire the employees of the Company for 12 months, and (Y) to keep confidential information about the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The objectives of the Company’s compensation program are to enhance the Company’s ability to recruit and retain qualified management, motivate executives and other employees to achieve established performance goals and ensure an element of congruity between the financial interests of the Company’s management and its stockholders.

In fiscal year 2004, the Compensation & HR Committee considered the following factors in setting the compensation of the Company’s executive officers:

•	The overall operating performance of the Company as well as the Company performance in relation to its industry competitors.

•
The compensation packages for executives who have similar positions and levels of responsibility at other publicly held U.S. manufacturers of integrated circuits and other relevant products in related appropriate markets.

The Compensation & HR Committee believes that competition for qualified executives in the broadband and wireless integrated circuit industries is extremely strong and that to attract and retain such persons, the Company must maintain an overall compensation package that is competitive with those offered by its peer companies.

Compensation arrangements under the Company’s current compensation program may include up to four components: (a) a base salary, (b) a discretionary cash bonus program, (c) the grant of equity incentives in the form of stock options and/or restricted stock awards and (d) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the Company’s 401(k) plan. The Chief Executive Officer’s salary, bonus and equity incentive awards are established by the Compensation & HR Committee, subject to Dr. Bastani’s Employment Agreement. Recommendations regarding the base salary, bonuses and stock option or other equity awards of the Company’s executive officers, other than Dr. Bastani, are made to the Compensation & HR Committee by Dr. Bastani but are subject to Compensation & HR Committee review, modification and approval.

To assist it in overseeing compensation practices, the Compensation & HR Committee periodically requests Company Human Resource Department personnel to gather compensation data for Compensation & HR Committee review. The Company also is a member of certain human resources-focused industry groups that accumulate detailed data regarding position descriptions, responsibilities and compensation for all levels of employees within the semiconductor industry. This information is one of the factors applied in setting the overall base salary, bonus and other performance-based compensation levels for all Company executive officers.

Base Salaries

Subject to existing employment agreements, individual salaries for executive officers are annually reviewed and established by the Compensation & HR Committee. In determining individual salaries, the Compensation & HR Committee considers the scope of job responsibilities, individual contributions, labor market conditions, peer data and the Company’s overall annual budget guidelines for merit and performance increases. The Company’s objective is to deliver base compensation levels for each executive officer at the median for the comparable position of the Company’s peer group. For fiscal year 2004, the Compensation & HR Committee believes that base salaries for the Company’s named Executive Officers were, as an average for the group, slightly below the median base salaries of the peer group comparable positions.

Annual Cash Incentive

A large part of each executive officer’s potential total cash compensation is intended to be variable and dependent upon semi-annual Company performance. Annual bonus awards are determined directly from two objective performance-based measures: (a) revenues and (b) the level of operating profit (EBITDA). During fiscal year 2004, each executive officer was eligible for a cash bonus computed using a formula based on these two objective performance-based measures and the individual’s pay tier. Adjustments may be made to operating profit to eliminate the effects of generally non-recurring, one-time events that may include but are not limited to the sale of investments in securities of other companies, acquisition-related expenses and sale or disposal of assets no longer in service. The same criteria are used for executive officers as for all other employees.

Equity Incentive Awards

The Compensation & HR Committee believes that substantial equity ownership encourages management to take actions favorable to the long-term interests of the Company and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of executive officers. The Company grants unvested equity-based awards to most of its newly hired, full-time employees, and many employees are periodically eligible thereafter for additional awards based on management’s evaluation of their performance.

Additional Awards

The Compensation & HR Committee may grant, and has done so in the past, additional short-term or long-term cash or equity awards to recognize increased responsibilities or special contributions to the Company, attract new employees to the Company or retain key employees.

Chief Executive Officer Compensation

The Compensation & HR Committee establishes the compensation of Dr. Bastani, the Chief Executive Officer of the Company, using the same criteria applicable to other executive officers of the Company subject to Dr. Bastani’s employment agreement. In addition, in setting Dr. Bastani’s compensation for fiscal year 2004, the Compensation & HR Committee focused on Dr. Bastani’s ability to communicate effectively with the Board and the Company’s key customers and suppliers, as well as his leadership effectiveness with the other members of the executive management team. During fiscal year 2004, Dr. Bastani earned a base salary of $445,536 and a cash bonus of $116,000. Dr. Bastani was awarded stock options and restricted stock awards as detailed under the headings “Summary Compensation Table” and “Option Grants in Last Fiscal Year,”. The Compensation & HR Committee believes, based on its review of publicly available information concerning the Company’s public competitors, as well as the use of the extensive data available from the compensation surveys described above, that Dr. Bastani’s compensation is well within the range of compensation provided to executives of similar rank and responsibility in the Company’s industry.

Code Section 162(m)

In general, compensation in excess of $1,000,000 paid to any of the named Executive Officers may be subject to limitations on deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. The limits on deduction do not apply to performance-based compensation that satisfies certain requirements. The Company designs its compensation programs to preserve the tax deductibility of compensation paid to its executive officers to the extent possible, consistent with the need to attract and retain high-caliber executive officers.

SUBMITTED BY THE COMPENSATION & HR COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Garry McGuire
Lewis Solomon
Dennis Strigl

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock from December 31, 1999 through December 31, 2004 with the cumulative total return on the NASDAQ Stock Market Index and the Philadelphia Semiconductor Index, considered to be an index of the Company’s peer group, during the same period. The comparison assumes $100 was invested on December 31, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company did not declare, nor did it pay any cash dividends during the comparison period. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.

PROPOSAL II: ADOPTION OF AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of the Company has amended and restated the ANADIGICS, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to stockholder approval, to increase the number of shares of Common Stock available for issuance thereunder by 1,000,000 to 2,693,750 in total and extend the plan through December 31, 2014. The following summary of the Stock Purchase Plan is qualified in its entirety by express reference to the text of the Stock Purchase Plan, which is attached as Appendix B hereto.

The purpose of the Stock Purchase Plan is to give employees of the Company and its subsidiaries an opportunity to purchase Common Stock through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company and its subsidiaries. The Stock Purchase Plan is administered by the Compensation & HR Committee.

In general, any person who has been an employee for at least one month on a given enrollment date (generally each January 1) who is scheduled to work at least 20 hours per week on a regular basis is eligible to participate in the Stock Purchase Plan. Common Stock will be purchased for each participant in the Stock Purchase Plan as of the last day of each Offering Period (generally December 31) with the money deducted from their paychecks during the Offering Period. The purchase price per share of Common Stock will be either (i) an amount equal to 85% of the fair market value of a share of Common Stock on the first day of the Offering Period or on the last day of the Offering Period, whichever is lower, or (ii) such higher price as may be set by the Compensation & HR Committee at the beginning of the Offering Period.

A participant may elect to have payroll deductions made under the Stock Purchase Plan for the purchase of Common Stock in an amount not to exceed the lesser of 15% of the participant's compensation or $25,000 the (limit imposed by Section 423 (b) (8) of the Internal Revenue Code of 1986, as amended). Compensation for purposes of the Stock Purchase Plan means the gross amount of the participant's base pay on the basis of the participant's regular, straight-time hourly, weekly or monthly rate for the number of hours normally worked, exclusive of overtime, bonuses, shift premiums or other compensation. Contributions to the Stock Purchase Plan will be on an after-tax basis. A participant may terminate his or her payroll deductions at any time.

A stock purchase bookkeeping account will be established for each participant in the Stock Purchase Plan.  Amounts deducted from participants' paychecks will be credited to their bookkeeping accounts. No interest will accrue with respect to any amounts credited to the bookkeeping accounts. As of the last day of each Offering Period, the amount credited to a participant's stock purchase account will be used to purchase the largest number of whole shares of Common Stock possible at the price as determined above. The Common Stock will be purchased directly from the Company. No brokerage or other fees will be charged to participants. Any balance remaining in the participant's account will be returned to the participant.

A participant may withdraw from participation in the Stock Purchase Plan at any time during an Offering Period by written notice to the Company. Upon withdrawal, a participant's bookkeeping account balance will be distributed as soon as practicable and no shares of Common Stock will be purchased. Rights to purchase shares of Common Stock under the Stock Purchase Plan are exercisable only by the participant and are not transferable, except by the laws of descent and distribution.

The Board of Directors of the Company may amend, suspend, or terminate the Stock Purchase Plan at any time, except that certain amendments may be made only with the approval of the shareholders of the Company. Subject to earlier termination by the Board of Directors, the Stock Purchase Plan will terminate on December 31, 2014. Unless otherwise determined by the Compensation & HR Committee, any unexpired Offering Period that commenced prior to any termination date of the Stock Purchase Plan shall continue until the last day of such Offering Period.

Federal Income Tax Consequences

The following is a summary of certain of the federal income tax consequences to participants in the Stock Purchase Plan and to the Company, based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations and rulings thereunder, and does not address the consequences under state or local or any other applicable tax laws.

Participants in the Stock Purchase Plan will not recognize income at the time a purchase right is granted to them at the beginning of an Offering Period or when they purchase Common Stock at the end of the Offering Period.  However, participants will be taxed on amounts withheld from their salary under the Stock Purchase Plan as if actually received, and the Company will generally be entitled to a corresponding income tax deduction.

If a participant disposes of the Common Stock purchased pursuant to the Stock Purchase Plan after one year from the end of the applicable Offering Period and two years from the beginning of the applicable Offering Period, the participant must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock at the beginning of the applicable Offering Period over the purchase price computed on the first day of the Offering Period or (b) the excess of the fair market value of the Ordinary Shares at the time of disposition over their purchase price. Thus, if the one and two year holding periods described above are met, a participant's ordinary compensation income will be limited to the discount available to the participant on the first day of the applicable Offering Period. If the amount recognized upon such a disposition by way of sale or exchange of the Common Stock exceeds the purchase price plus the amount, if any, included in income as ordinary compensation income, such excess will be long-term capital gain. If the one and two year holding periods described above are met, the Company will not be entitled to any income tax deduction.

If a participant disposes of Common Stock within one year from the end of the applicable Offering Period or two years from the beginning of the Offering Period, the participant will recognize ordinary income at the time of disposition which will equal the excess of the fair market value of the Common Stock on the date the participant purchased the Common Stock (i.e., the end of the applicable Offering Period) over the amount paid for the Common Stock. The Company will generally be entitled to a corresponding income tax deduction. The excess, if any, of the amount recognized on disposition of such Common Stock over their fair market value on the date of purchase (i.e., the end of the applicable Offering Period) will be short-term capital gain, unless the participant's holding period for the Common Stock (which will begin at the time of the participant's purchase at the end of the Offering Period) is more than one year. If the participant disposes of the Common Stock for less than the purchase price for the shares, the difference between the amount recognized and such purchase price will be a long- or short-term capital loss, depending upon the participant's holding period for the Common Stock.

New Plan Benefits

Participation in the Stock Purchase Plan is voluntary. Accordingly, at this time the Company cannot determine the amount of shares of Common Stock that will be acquired by participants or the dollar value of any such participation.

Other
The amendment and restatement of the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" the proposal to adopt the amendment and restatement of the Employee Stock Purchase Plan.

PROPOSAL III: 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN

On April 6, 2005, the Board of Directors approved the 2005 Long-Term Incentive and Share Award Plan (the “2005 Plan”), subject to stockholder approval. The 2005 Plan is intended to replace the Company’s 1995 Plan which terminated on February 28, 2005. In the absence of approval of the 2005 Plan, the Company will not be able to grant stock-based incentive compensation to its officers or directors, and the Company believes that such stock-based incentive compensation is important in order for it to attract and retain high caliber officers and directors.

The 2005 Plan is substantially similar to the 1995 Plan, with changes required to conform the plan to current legal standards and best practices. For example, the 2005 Plan includes an express prohibition on repricing of stock options without prior stockholder approval, and discount options are not allowed. Unlike the 1995 Plan, the 2005 Plan does not include formula stock option grants for non-employee directors.

The following describes the material terms of the 2005 Plan. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached hereto as Appendix C.

Purpose

The 2005 Plan is intended to advance the interests of the Company and its stockholders providing a means to attract, retain and motivate employees, consultants, and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

Administration

The 2005 Plan will be administered by the Compensation and HR Committee (the “Committee”) of the Board of Directors or such other Board committee (which may include the entire Board) as may be designated by the Board. However, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, to the extent applicable.

The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan, including, without limitation: (i) select eligible persons to whom awards may be granted; (ii) designate affiliates; (iii) determine the type or types of awards to be granted to each eligible person; (iv) determine the type and number of awards to be granted, the number of shares to which an award may relate, the terms and conditions of any award granted under the 2005 Plan; and (v) make all other decisions and determinations as may be required under the terms of the 2005 Plan or as the Committee may deem necessary or advisable for the administration of the 2005 Plan. The Committee may delegate to other members of the Board or officers or managers of the Company or any subsidiary or affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

Shares Available

Under the 2005 Plan, the number of shares that may be made subject to awards under the 2005 Plan may not exceed 2,700,000 shares, provided that the total amount of shares that may be issued for awards of stock or stock units, including awards of restricted stock and restricted stock units and awards of stock appreciation rights may not exceed an aggregate of 2,400,000 shares. In addition, during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to a participant under the 2005 Plan will be 500,000 shares, and (ii) the maximum number of shares which may be granted to a participant under the 2005 Plan with respect to Awards intended to qualify as performance-based compensation under the Internal Revenue Code of 1986, as amended (the “Code”) (other than options and SARs) will be 500,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as provided in the 2005 Plan. Shares to be delivered under the 2005 Plan may be either authorized, but unissued, shares of Common Stock or treasury shares.

Effective upon stockholder approval of the 2005 Plan, no further awards will be made under the 1997 Plan except to the extent that awards previously granted under such Plan are forfeited, cancelled, or terminated and become available for grant under such plan. Shares covered by the unexercised or undistributed portion of any terminated, expired or forfeited award made under the 2005 Plan will be available for further awards under the 2005 Plan. No awards may be made under the 2005 Plan after the tenth anniversary of the date that it is approved by the Board.

Awards

Awards may be granted to employees, consultants, and directors of the Company, its subsidiaries and affiliates on the terms and conditions set forth in the 2005 Plan. The following types of awards may be granted under the 2005 Plan:

Stock Options. Stock options may be non-qualified stock options or incentive stock options that comply with Section 422 of the Internal Revenue Code. Only employees of the Company or a subsidiary may be granted incentive stock options. The exercise price for any stock option will be determined by the Committee at the time of grant, but exercise price per share shall not be less than the fair market value of a share on the date of grant of the option. The 2005 Plan limits the term of any stock option to ten years from the date of grant of the option. The Committee shall determine at the date of grant or thereafter the time or times at which an stock option may be exercised in whole or in part.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs to eligible persons independently of any stock option or in tandem with all or any part of a stock option granted under the 2005 Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of (i) the fair market value of one share of Common Stock on the date of exercise over (ii) the exercise price per share of Common Stock of the SAR as determined by the Committee on the date the SAR is granted. The exercise price of a SAR will not be less than the fair market value of a share on the date of grant. The SARs may be settled in common stock or cash as determined by the Committee.

Restricted Shares. The Committee may grant restricted shares to eligible persons that may not be sold or otherwise disposed of, and are subject to forfeiture, during a restricted period as determined by the Committee except as otherwise provided by the Committee. During the applicable restricted period, restricted stock may be voted by the recipient and the recipient will be entitled to receive dividends thereon.

Restricted Share Units. The Committee may grant restricted share units to eligible persons. Such restricted share units may be subject to restrictions as determined by the Committee at the date of grant. An award of a restricted share unit is an award of the right to receive a share of Common Stock after expiration of the restricted period determined by the Committee. The recipient of a restricted share unit shall be entitled to receive dividend equivalents thereon, as determined by the Committee.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals in the performance period established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to Performance Units. Amounts earned under Performance Shares or Performance Units originally awarded may be paid in shares of Common Stock, cash or a combination of both.

Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to eligible persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares, or other investment vehicles as the Committee may specify.

Other Share-Based Awards. The Committee may grant other types of awards which may be based in whole or in part by reference to shares of Common Stock or upon the achievement of performance goals on such other terms and conditions as the Committee may prescribe.

Performance Awards

If the Committee determines that an Award of restricted shares, restricted share units, performance shares, performance units or other share-based awards should qualify under the performance-based compensation exception to the $1,000,000 cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) share price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The maximum amount payable upon settlement of cash-settled performance units or other cash-settled awards granted under the Plan for any calendar year to any participant that is intended to satisfy the requirements of performance-based compensation under Section 162(m) of the Code shall not exceed $1,000,000.

Nontransferability

Unless otherwise set forth by the Committee in an award agreement, awards shall not be transferable by an eligible person except by will or the laws of descent and distribution (except pursuant to a beneficiary designation) and shall be exercisable during the lifetime of an eligible person only by such eligible person or his guardian or legal representative.

Amendment

    The Board may amend, alter, suspend, discontinue, or terminate the 2005 Plan or the Committee’s authority to grant awards under the 2005 Plan without the consent of shareholders of the Company or participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted, or (ii) as it applies to incentive stock awards, to the extent such shareholder approval is required under Section 422 of the Internal Revenue Code; provided, however, that, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the 2005 Plan may materially and adversely affect the rights of such participant under any award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a participant, no amendment, alteration, suspension, discontinuation or termination of any award may materially and adversely affect the rights of such participant under any award theretofore granted to him or her.

Federal Income Tax Consequences

Federal Income Tax Consequences. The following is a summary of the federal income tax consequences of the 2005 Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an incentive stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2005 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2005 Plan will be treated as a nonqualified stock option to the extent it (together with other incentive stock options granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is non-vested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the 2005 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2005 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the 2005 Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 2005 Plan) by a public company to each “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted under the 2005 Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

Other

Adoption of the 2005 plan requires the receipt of the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

                The Board of Directors unanimously recommends a vote “FOR” the proposal to adopt the 2005 Plan.

PROPOSAL IV: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

During fiscal year 2004, Ernst & Young LLP, independent registered public accountants, provided various audit, audit related and non-audit services to the Company as follows:

Fee Category	Fiscal Year 2004	% of Total	Fiscal Year 2003	% of Total
Audit Fees	$697,450	92.7%	$355,860	79.7%
Audit-Related Fees (1)	-	-	$29,948	6.7
Tax Fees (2)	$42,800	7.1	$48,987	11.0
All Other Fees (3)	$1,500	0.2	$11,455	2.6
Total Fees	$741,750	100%	$446,250	100%

(1) Audit Related Fees: Aggregate fees billed for professional services rendered during 2003 related to audits of employee benefit plans and consultations on Sarbanes-Oxley and acquisitions.

(2) Tax Fees: Aggregate fees billed for professional services rendered during 2004 related to domestic tax compliance assistance, and during 2003 related to domestic tax compliance assistance and foreign tax consulting.

(3) All Other Fees: Aggregate fees billed for professional services rendered during 2004 related to license for accounting research software and during 2003 principally related to services performed at foreign locations and consultations on our option exchange program.

The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining the independent registered public accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and are expected to be available to answer appropriate questions. The Audit Committee and the Board of Directors have appointed Ernst & Young LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2005.

The ratification of the appointment of the Company's independent registered public accountants requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. If the appointment is not ratified, or if Ernst & Young LLP declines to act, or becomes incapable of action, or if their appointment is discontinued, the Audit Committee and the Board of Directors will appoint other independent auditors whose continued appointment after the next Annual Meeting of Stockholders shall be subject to ratification by the stockholders.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company for the year ending December 31, 2005.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If a stockholder of the Company wishes to have a proposal included in the Company's proxy statement for the 2006 Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive offices by December 22, 2005 and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2006 Annual Meeting. If a stockholder desires to bring business before the meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company's by-laws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of the Company.

One of the procedural requirements in the Company's by-laws is timely notice in writing of the business that the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2006 Annual Meeting or notice of a proposed nomination to the Board must be received by the Secretary of the Company no later than January 20, 2006, to be presented at the meeting. If, however, the date of next year's Annual Meeting is earlier than April 20, 2006, or later than June 19, 2006, the earliest date will be determined by the Board of Directors. Any such notice must provide the information required by the Company's by-laws with respect to the stockholder making the proposal, the nominee (if any) and the other business to be considered (if any). Under rules promulgated by the Securities and Exchange Commission, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to any proposals that do not comply with the procedures described above. Proposals may be mailed to the Company, to the attention of the Secretary, 141 Mt. Bethel Road, Warren, NJ 07059.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.